                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Williams-Sonoma, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO
  ---------------------------------------------------------------------------
              W I L L I A M S - S O N O M A
  ---------------------------------------------------------------------------
                              3250 VAN NESS AVENUE
                        SAN FRANCISCO, CALIFORNIA 94109

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Williams-Sonoma, Inc., a California corporation (the "Company"), will be held at the Company's offices, 3250 Van Ness Avenue, San Francisco, California 94109, Wednesday, May 31, 2000, commencing at 10:00 a.m. (Pacific Daylight Time) for the following purposes:

     (1) To elect eleven directors to serve until the next annual meeting of shareholders or until their respective successors shall be elected and qualified.

     (2) To amend the Company's Bylaws to increase the authorized number of members of the Company's Board of Directors from not less than six and no more than eleven to not less than seven and no more than thirteen.

     (3) To ratify the selection of Deloitte & Touche LLP as independent accountants for the fiscal year ending January 28, 2001.

     (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 4, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

     Financial and other information concerning the Company is contained in the enclosed Annual Report for the fiscal year ended January 30, 2000.

                                          By Order of the Board of Directors,

                                          Nancy J. Himmelfarb, Secretary

San Francisco, California
April 21, 2000

       WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY ORALLY REVOKE THE PROXY AND VOTE IN PERSON EVEN THOUGH YOU HAVE RETURNED YOUR PROXY.

                             WILLIAMS-SONOMA, INC.
                              3250 VAN NESS AVENUE
                        SAN FRANCISCO, CALIFORNIA 94109

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 31, 2000

     This proxy statement (the "Proxy Statement") and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Williams-Sonoma, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held on Wednesday, May 31, 2000, and any adjournment or postponement thereof. The Annual Report to the shareholders of the Company for the fiscal year ended January 30, 2000, including the financial statements of, and other information concerning the Company, is also enclosed. The Company anticipates that this Proxy Statement and accompanying form of proxy will first be mailed or given to its shareholders on or about April 21, 2000.

     A proxy may be revoked by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance in person at the Annual Meeting does not itself revoke an otherwise valid proxy; however, any shareholder who attends such meeting may orally revoke his or her proxy at the Annual Meeting and vote in person. If a shareholder specifies a choice on any matter to be acted upon by means of the accompanying proxy, and the proxy is properly executed and received prior to the Annual Meeting, the proxy will be voted in accordance with the specifications made. If an executed proxy is returned without any specifications as to how shares should be voted, votes will be cast for the election of the directors named in this Proxy Statement, for the proposed amendment to the Company's Bylaws and in favor of the ratification of the selection of Deloitte & Touche LLP as the Company's independent accountants. In addition, the proxyholders will vote in their sole discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed will be paid by the Company. Copies of solicitation materials will be furnished to brokers and others holding common stock of the Company to forward to their principals, and the Company will reimburse them for reasonable expenses in doing so. The Company expects that some of its officers or employees (none of whom will receive special compensation) will solicit proxies personally and by telephone or other means. In addition, the Company has retained the services of Skinner & Company to assist in the solicitation of proxies at an estimated cost of $5,000.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     Only shareholders of record at the close of business on April 4, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 4, 2000, there were 55,554,638 outstanding shares of the Company's common stock (the "Common Stock"), the only class of stock outstanding, held of record by 564 shareholders. The closing sales price for the Common Stock on April 4, 2000, as reported by the New York Stock Exchange (NYSE) was $30.50 per share.

     Each share of Common Stock is entitled to one vote, except that shareholders may cumulate their votes for the election of directors. Under California law, no shareholder may cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder at the meeting has given notice of the intention to cumulate votes prior to the voting. If such notice is given, every shareholder present, in person or by proxy, at the meeting may cumulate votes. The accompanying proxy grants authority to the proxyholders to cumulate votes and allocate them in the proxyholders' discretion to one or more nominees, if the proxyholders believe that such action will maximize the number of nominees who will be elected. The proxyholders do not, at this time, intend to give such notice nor to cumulate the votes they may hold pursuant to the proxies solicited in this Proxy Statement unless the required notice by a shareholder is given at the meeting, in which instance such proxyholders intend to vote cumulatively all the proxies held by them in favor of some or all of the nominees for office set forth in this Proxy Statement. If cumulative voting is utilized at the Annual Meeting, each shareholder voting at the election of directors may cumulate his or her votes and cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held. All such votes may be cast for a single candidate or may be distributed among any or all of the candidates.

     The following table sets forth information as to the beneficial ownership of the Common Stock, as of March 31, 2000, by (a) persons known to the Company to be beneficial owners of more than 5% of the Common Stock, (b) executive officers named in the "Summary Compensation Table" below, and (c) executive officers and directors as a group. Unless otherwise noted, the persons listed below have sole voting and investment power.

                                                     NUMBER OF SHARES     PERCENT OF
       NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIALLY OWNED     CLASS(1)
       ------------------------------------         ------------------    ----------
W. Howard Lester..................................       5,035,701(2)         9.0%
  c/o Williams-Sonoma, Inc.
  3250 Van Ness Avenue
  San Francisco, CA 94109
James A. McMahan..................................       5,685,700(3)        10.2%
  2237 Colby Avenue
  Los Angeles, CA 90064
Patrick J. Connolly...............................         496,046(4)           *
Gary G. Friedman..................................         477,981(5)           *
John S. Bronson...................................          51,391(6)           *
John W. Tate......................................             221(7)           *
Dennis A. Chantland...............................              --              *
Putnam Investment Management, Inc. and The Putnam
  Advisory Co. ...................................       3,381,735(8)         6.1%
  One Post Office Square
  Boston, MA 02109
AMVESCAP, PLC and group members...................       3,235,800(9)         5.8%
  11 Devonshire Square
  London EC2M 4YR, England
All Executive Officers and Directors as a Group
  (17 persons)....................................      12,806,291(10)       22.4%

---------------
  *  Less than 1%.

 (1) Assumes exercise of stock options beneficially owned by the named individual or entity into shares of the Company's common stock. Based on 55,554,438 shares outstanding as of March 31, 2000.

 (2) Includes 162,000 and 512,500 shares subject to nonqualified stock options granted under the Company's 1976 Stock Option Plan (the "1976 Plan") and the 1993 Stock Option Plan (the "1993 Plan"), respectively, which are currently exercisable or exercisable within 60 days. Includes 15,911 shares in the Company's Associate Stock Incentive plan (the "Stock Incentive Plan") that are allocable to Mr. Lester and fully vested. Does not include 981,546 shares established by Mr. Lester for the benefit of his children, respectively, in which shares Mr. Lester disclaims any beneficial interest.

 (3) Includes 13,500 and 61,500 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days.

 (4) Includes 91,250 shares subject to nonqualified stock options granted under the 1993 Plan which are currently exercisable or exercisable within 60 days. Also includes 11,316 shares in the Stock Incentive Plan that are allocable to Mr. Connolly and fully vested. Does not include 5,238 shares owned by a trust established for the benefit of Mr. Connolly's children, in which shares Mr. Connolly disclaims any beneficial interest.

 (5) Includes 464,150 shares subject to nonqualified stock options granted under the 1993 Plan which are currently exercisable or exercisable within 60 days. Also includes 13,831 shares in the Stock Incentive Plan that are allocable to Mr. Friedman and fully vested.

 (6) Includes 40,000 shares subject to nonqualified stock options granted under the 1993 Plan which are currently exercisable or exercisable within 60 days and 281 shares in the Stock Incentive Plan that are allocable to Mr. Bronson and fully vested.

 (7) Includes 221 shares in the Stock Incentive Plan that are allocable to Mr. Tate and fully vested.

 (8) The information above and in this footnote is based on share information taken from the Schedule 13G of Putnam Investment Management, Inc. and Putnam Investments, Inc. filed February 18, 2000. Putnam Management, Inc. a registered investment adviser, and Putnam, Inc., its parent company, have shared dispositive power (but no voting power) over 3,381,735 shares of Common Stock.

 (9) The information above and in this footnote is based on Schedule 13G filed February 5, 1998 on behalf of a group by AMVESCAP PLC, a parent holding company. In addition to AMVESCAP PLC, other group members include AVZ, Inc., AIM Management Group, Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management & Research, Inc. and INVESCO Realty Advisers, Inc. Each member of such group has shared voting and dispositive power over 3,235,800 shares of Common Stock. AVZ, Inc., AIM Management Group, Inc., AMVESCAP Group Services, Inc., INVESCO, Inc. and INVESCO North American Holdings, Inc. are all holding companies. INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management & Research, Inc. and INVESCO Realty Advisers, Inc. are all investment advisers.

(10) Includes 202,500 and 1,442,898 shares subject to nonqualified stock options granted under the 1976 Plan and 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days. Also includes 43,329 shares in the Stock Incentive Plan that are allocable to the executive officers and fully vested.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, directors and certain officers of the Company and persons who beneficially own more than 10% of a registered class of the Company's equity securities are required to file with the Securities and Exchange Commission and furnish to the Company reports of ownership and changes in ownership of all classes of the Company's equity securities. Based solely on its review of the copies of such reports received by it during or with respect to the fiscal year ended January 30, 2000, and/or written representations from such reporting persons, the Company believes that all reports required to be filed by such reporting persons during or with respect to the fiscal year ended January 30, 2000 were filed on a timely basis, except as follows: Form 4 reporting John Bronson's purchase and sale of 11,110 shares of common stock and Form 4 reporting Gary Friedman's sale of 101,250 shares of common stock were inadvertently filed late. Also filed late was Form 3 reporting Edward Mueller's appointment as a director of the Company.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, eleven directors are to be elected to serve until the next annual meeting of shareholders or until the election and qualification of their successors. The Company's Bylaws presently provide for not less than six nor more than eleven directors, the exact number of directors following this annual meeting of shareholders having been fixed by the Board of Directors at eleven. The proposed amendment to the Company's Bylaws, as described in Proposal 2, does not affect the number of directors to be elected. Under California law, the eleven nominees receiving the highest number of affirmative votes of the shares entitled to vote shall be elected directors. Abstentions and broker non-votes will have no effect on the outcome of the vote. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the eleven nominees named below. If any of the listed nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for such person or persons as the proxyholders may designate. The Board of Directors has no reason to believe that any of the nominees will be unable or decline to serve as a director.

     The following table sets forth information, as of March 31, 2000, with respect to each person nominated for election as a director which has been furnished to the Company by the nominees. All nominees, with the exception of Edward Mueller, who was appointed by the Board in 1999, and Michael Lynch, who was nominated by the Board for election at the 2000 Annual Meeting of Shareholders, were elected directors at the Annual Meeting of Shareholders held on May 26, 1999.

                                                                                        AMOUNT AND
                                                                                        NATURE OF
                                                                             DIRECTOR   BENEFICIAL    PERCENT OF
          NOMINEE             AGE            PRINCIPAL OCCUPATION             SINCE     OWNERSHIP      CLASS(1)
          -------             ---   ---------------------------------------  --------   ----------    ----------
Charles E. Williams.........  84    Founder of the Company and its Vice       1973        547,528(2)      1.0%
                                    Chairman since 1986.
W. Howard Lester............  64    Chairman of the Company since 1986 and    1979      5,035,701(3)      9.0%
                                    Chief Executive Officer since 1979.
                                    Director of The Good Guys, Inc., CKE
                                    Restaurants, Inc., Harold's Department
                                    Stores, Inc. and Il Fornaio.
Adrian D.P. Bellamy.........  57    Chairman and Director of Gucci Group      1997         44,784(4)        *
                                    N.V., Director of The Gap, Inc., The
                                    Body Shop Inc., Reckitt Benckiser plc
                                    and Shaman Pharmaceuticals, Inc. and
                                    Chairman and CEO of DFS Group Ltd. from
                                    1983-1995.
James M. Berry..............  69    Executive Vice President of Finance of    1987         79,050(5)        *
                                    Belk Stores Services, Inc. since 1995.
                                    Director of HCC Insurance Holdings,
                                    Inc. since 1993.
Nathan Bessin...............  74    Managing Partner of J. Arthur             1983         85,650(5)        *
                                    Greenfield & Co., Certified Public
                                    Accountants since 1978. Director of
                                    Mercury General Corp.
Patrick J. Connolly.........  53    Executive Vice President, General         1983        496,046(6)        *
                                    Manager -- Catalog and Assistant
                                    Secretary of the Company since 1995 and
                                    1983, respectively.
Gary G. Friedman............  42    Chief Merchandising Officer and           1993        477,981(7)        *
                                    President -- Retail Stores of the
                                    Company since 1995.
Michael R. Lynch............  48    Managing Director of Goldman Sachs &      (8)              --           *
                                    Co. since 1976.
John E. Martin..............  54    Chairman and Director of Diedrich         1994        246,000(9)        *
                                    Coffee and Easyriders, Inc. since 1997.
                                    Director of The Good Guys, Inc.
                                    Chairman and Chief Executive Officer of
                                    PepsiCo Casual Restaurants from
                                    1996-1997. President and Chief
                                    Executive Officer of Taco Bell from
                                    1983-1996.
Edward A. Mueller...........  52    President of SBC Int'l Operations since   1999             --           *
                                    1999. President of Pacific Bell from
                                    1997-1999. President of Southwestern
                                    Bell from 1994-1997. Director of
                                    TeleDanmark.
James A. McMahan............  77    Chief Executive Officer of McMahan        1979      5,685,700(5)     10.2%
                                    Furniture Stores from 1947 to 1999.

---------------
* Less than 1%.

(1) Assumes exercise of stock options beneficially owned by the named individual or entity into shares of the Company's common stock. Based on 55,554,438 shares outstanding as of March 31, 2000.

(2) Includes 1,528 shares in the Stock Incentive Plan that are allocable to Mr. Williams and fully vested.

(3) Includes 162,000 and 512,500 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days. Includes 15,911 shares in the Stock Incentive Plan that are allocable to Mr. Lester and fully vested. Does not include 981,546 shares established by Mr. Lester for the benefit of his children, respectively, in which shares Mr. Lester disclaims any beneficial interest.

(4) Includes 34,500 shares subject to nonqualified stock options granted under the 1993 Plan which are currently exercisable or exercisable within 60 days.

(5) Includes 13,500 and 61,500 shares subject to nonqualified stock options granted under the 1976 Plan and the 1993 Plan, respectively, which are currently exercisable or exercisable within 60 days.

(6) Includes 91,250 shares subject to nonqualified stock options granted under the 1993 Plan which are currently exercisable or exercisable within 60 days. Also includes 11,316 shares in the Stock Incentive Plan that are allocable to Mr. Connolly and fully vested. Does not include 5,238 shares owned by a trust established for the benefit of Mr. Connolly's children, in which shares Mr. Connolly disclaims any beneficial interest.

(7) Includes 464,150 shares subject to nonqualified stock options granted under the 1993 Plan, which are currently exercisable or exercisable within 60 days. Also includes 13,831 shares in the Stock Incentive Plan that are allocable to Mr. Friedman and fully vested.

(8) Nominated by the Board for election at the 2000 Annual Meeting of Shareholders. Goldman Sachs & Co. has, from time to time in the past, performed investment banking services for the Company.

(9) Includes 66,000 shares subject to nonqualified stock options granted under the 1993 Plan which are currently exercisable or exercisable within 60 days.

COMPENSATION OF DIRECTORS

     The Company's directors do not receive any cash compensation for services provided as members of the Board. Directors (other than employee directors) are awarded nonqualified stock options annually under the 1993 Plan. Eligible directors are each awarded an option to purchase 13,500 shares of Common Stock upon their initial election to the Board and an option to purchase 10,500 shares of Common Stock each time they are re-elected to the Board. The exercise price of these options is fixed at the fair market value of the Common Stock on the date of the relevant annual meeting.

INDEMNIFICATION

     Under the Company's Articles of Incorporation, a director is not liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director. However, the Articles of Incorporation do not eliminate a director's liability for breach of the duty of loyalty, acts or omissions not in good faith, certain payments not permitted under the California Corporations Code or transactions in which the director derives an improper personal benefit. The Articles of Incorporation also provide that the Company has the authority to indemnify its directors, officers, employees and agents beyond the circumstances permitted under Section 317 of the California Corporations Code.

     Under the Company's Restated Bylaws, the Company is required to indemnify directors and officers, and may (to the extent authorized from time to time by the Board of Directors) indemnify the Company's employees and agents, in each case to the extent permitted by California law.

BOARD MEETINGS AND COMMITTEES

     During the fiscal year ended January 30, 2000, the Board of Directors of the Company held a total of six meetings and acted by unanimous written consent on six occasions. The Board of Directors has three standing Committees: Audit, Compensation and Nominating and Corporate Governance.

     During the last fiscal year, the Audit Committee of the Board of Directors (the "Audit Committee") held three meetings. The Audit Committee is comprised of Messrs. Bessin (Chairman), Berry and Mueller. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent accountants and evaluating the Company's accounting principles and its system of internal accounting controls.

     During the last fiscal year, the Compensation Committee of the Board of Directors (the "Compensation Committee") met once. The Compensation Committee is comprised of Messrs. McMahan (Chairman), Bellamy and Ms. Emerson. The Compensation Committee is primarily responsible for officers' compensation matters and for administering the Company's stock option plans.

     During the last fiscal year, the Nominating and Corporate Governance Committee of the Board of Directors (the "Nominating & Corporate Governance Committee") did not conduct any meetings. The Nominating and Corporate Governance Committee is comprised of Mr. Bellamy (Chairman) and Mr. Lester. The Nominating and Corporate Goveranance Committee is primarily responsible for determining the qualifications of and selecting director nominees and for setting policies regarding corporate governance responsibilities of the Board and management.

     No director attended fewer than 75% of all meetings of the Board of Directors and the committees upon which such director served during the fiscal year ended January 30, 2000, except directors John Martin and Adrian Bellamy.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE-NAMED NOMINEES.

                              CERTAIN TRANSACTIONS

     The Company leases two distribution centers in Memphis, Tennessee from two partnerships whose partners include an executive officer/director and a director of the Company. See "Executive Compensation -- Compensation Committee Interlocks and Insider Participation."

                   INFORMATION CONCERNING EXECUTIVE OFFICERS

     Executive officers of the Company are elected by the Board of Directors and serve at the pleasure of the Board. Certain information concerning such executive officers is set forth below:

             NAME                AGE    PRESENT POSITION WITH THE COMPANY AND BUSINESS EXPERIENCE
             ----                ---    ---------------------------------------------------------
W. Howard Lester...............  64    Chairman since 1986 and Chief Executive Officer since 1979.
Charles E. Williams............  84    Founder of the Company and Vice Chairman since 1986.
Patrick J. Connolly............  53    Executive Vice President and General Manager, Catalog since
                                       1995; Senior Vice President -- Mail Order, 1991 - 1995; Vice
                                       President -- Mail Order, 1979 - 1990
Gary G. Friedman...............  42    Chief Merchandising Officer and President, Retail Stores
                                       since 1995; Executive Vice President 1993 - 1995; Senior
                                       Vice President -- Stores, 1991 - 1992; and Vice
                                       President-Stores, 1988 - 1990.
John S. Bronson................  52    Senior Vice President of Human Resources since 1999
John W. Tate...................  49    Senior Vice President -- Chief Financial Officer since 1999
J. Duane Weeks.................  51    Senior Vice President of Supply Chain since 1999
Ronald A. Loeb.................  67    Senior Vice President -- General Counsel since 1999
Cynthia Archer.................  46    Senior Vice President -- Direct to Consumer Operations since
                                       1999

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer and its four other most highly compensated executive officers who served as executive officers during the fiscal year ended January 30, 2000 and whose total annual salaries and bonuses exceeded $100,000 during such fiscal year.

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                               ANNUAL            -------------
                                                          COMPENSATION(2)         SECURITIES
                                                      ------------------------    UNDERLYING        ALL OTHER
       NAME AND PRINCIPAL POSITION          YEAR(1)   SALARY($)   BONUS($)(10)   OPTIONS(#)(3)   COMPENSATION($)
       ---------------------------          -------   ---------   ------------   -------------   ---------------
W. Howard Lester..........................   1999      750,656           --         100,000            4,997(4)
  Chief Executive Officer,                   1998      681,362      100,000         100,000            5,789
  Chairman and Director                      1997      628,978      150,000         240,000            7,445
Patrick J. Connolly.......................   1999      385,958       75,000          40,000            1,491(5)
  Executive Vice President                   1998      315,696       75,000         100,000            3,274
  and General Manager-Catalog, Assistant     1997      286,772      200,000          30,000            2,498
  Secretary and Director
Gary G. Friedman..........................   1999      511,602           --          40,000              567(6)
  Chief Merchandising Officer,               1998      465,539           --         230,000            3,214
  President -- Retail Division and
  Director                                   1997      455,253      100,000         180,000            1,109
John S. Bronson...........................   1999      396,822           --              --            1,336(7)
  Senior Vice President of Human Resources
John W. Tate..............................   1999      205,249           --              --          235,556(8)
  Senior Vice President, Chief Financial
  Officer
Dennis A. Chantland.......................   1999      314,202           --              --            1,446(9)
  Former Chief Administrative Officer        1998      419,725       75,000         230,000            2,696
  and Secretary                              1997      386,892      200,000         230,000            4,038

---------------
 (1) Rows specified "1999," "1998" and "1997" represent fiscal years ended January 30, 2000, January 31, 1999 and February 1, 1998, respectively.

 (2) While the named executive officers enjoy certain perquisites, the aggregate value of such perquisites for the fiscal years shown did not exceed the lesser of $50,000 or 10% of each such officer's salary and bonus for the applicable year.

 (3) Figures have been adjusted to reflect the 2-for-1 stock split in May 1998 (the "Stock Split").

 (4) Comprised of premiums paid by the Company for term life insurance in excess of $50,000 for $4,997.

 (5) Comprised of premiums paid by the Company for term life insurance in excess of $50,000 for $1,491.

 (6) Comprised of premiums paid by the Company for term life insurance in excess of $50,000 for $567.

 (7) Comprised of premiums paid by the Company for term life insurance in excess of $50,000 for $1,336.

 (8) Comprised of a one-time only relocation allowance of $141,558, a one-time only guaranteed payment of $93,750, and premiums paid by the Company for term life insurance in excess of $50,000 for $248.

 (9) Comprised of premiums paid by the Company for term life insurance in excess of $50,000 for $1,446.

(10) Amounts represent bonuses earned during each fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the information noted for all grants of stock options made to the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table during the fiscal year ended January 30, 2000:

                                                  INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                ------------------------------------------------------   VALUE AT ASSUMED ANNUAL
                                NUMBER OF    PERCENTAGE OF                                RATES OF STOCK PRICE
                                SECURITIES   TOTAL OPTIONS                               APPRECIATION FOR OPTION
                                UNDERLYING     GRANTED TO     EXERCISE OR                         TERM
                                 OPTIONS      EMPLOYEES IN    BASE PRICE    EXPIRATION   -----------------------
             NAME               GRANTED(#)   FISCAL YEAR(%)     ($/SH)         DATE        5%($)        10%($)
             ----               ----------   --------------   -----------   ----------   ----------   ----------
W. Howard Lester..............   100,000          5.46           29.00       3/18/09     1,823,794    4,621,853
Patrick J. Connolly...........    40,000          2.18           29.00       3/18/09       729,518    1,848,741
Gary G. Friedman..............    40,000          2.18           29.00       3/18/09       729,518    1,848,741
John S. Bronson...............   200,000         10.92           28.31       3/19/09     3,561,116    9,024,567
John W. Tate..................   125,000          6.82           32.50        7/6/09     2,554,884    6,474,579
Dennis A. Chantland...........         0             0               0             0             0            0

AGGREGATE OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

     The following table sets forth information with respect to the exercise of stock options during the fiscal year ended January 30, 2000 and the fiscal year-end value of unexercised options held by the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table:

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                                                                   OPTIONS AT FISCAL           MONEY OPTIONS AT FISCAL
                                                                      YEAR-END(#)                  YEAR-END($)(2)
                               OPTIONS           VALUE        ---------------------------   -----------------------------
          NAME             EXERCISED(#)(1)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
          ----             ---------------   --------------   -----------   -------------   ------------   --------------
W. Howard Lester.........            0        $         0       578,500        356,000      $13,967,530      $4,390,400
Patrick J. Connolly......            0                  0        61,250        154,000        1,166,445       1,726,440
Gary G. Friedman.........      370,850         14,528,243       376,150        368,000        7,748,246       4,920,880
John S. Bronson..........            0                  0             0        200,000                0         638,000
John W. Tate.............            0                  0             0        125,000                0               0
Dennis A. Chantland
  (3)....................      142,000          5,224,006             0              0                0               0

---------------
(1) Figures have been adjusted to reflect stock splits

(2) Represents the difference between the closing market price of the Company's common stock on January 30, 2000 ($31.50 per share) and the exercise price of the options.

(3) Mr. Chantland terminated his employment with the Company prior to year end. He is included in this table because he would have been among the four most highly compensated executive officers had he been an executive officer on January 30, 2000.

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company does not have employment agreements with any of its executive officers.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for setting the Company's executive compensation policy and determining the compensation paid to executive officers of the Company. The Compensation Committee is comprised of the directors named below, all of whom are non-employee Directors.

     The Company's executive compensation programs are designed to enable the Company to attract, retain, motivate and reward highly qualified executives while maintaining strong and direct links between executive pay, individual performance, the Company's financial performance and shareholder returns. The Compensation Committee believes that officers and other key employees should have a significant stake in the Company's stock price performance under programs which link executive compensation to shareholder return. Notably, the Chief Executive Officer, Mr. Lester, beneficially owns 5,035,701 shares (including options which are currently exercisable or exercisable within 60 days) representing 9.0% of the shares of Common Stock as of March 31, 2000.

     The Company competes with a number of different companies, both within and outside the retail industry, for talented executives. Accordingly, the Compensation Committee considers both pay practices at retailers of comparable size who are part of the Center for Research in Security Prices ("CRSP") Index for NASDAQ Retail Trade Stocks, one of the indices used in the Performance Graph, as well as pay practices at other companies considered comparable based on the industry, revenues and other factors (together, the "Comparable Companies") when assessing the competitiveness of the Company's compensation programs. The Compensation Committee utilizes an independent executive compensation advisor for information on competitive compensation levels.

     The Compensation Committee considers three major elements in its compensation program -- base salary, annual cash incentive opportunities, and long term incentives via stock options. Base salaries are generally targeted at the third quartile of comparable companies and actual salaries are adjusted for individual performance and contributions to the Company's success. In March 1999, the committee reviewed the salaries of its executive officers, including certain executive officers named in the summary compensation table. Based on the Company's performance in the fiscal year 1999, base salary increases were granted to the following executives effective April 5, 1999.

                                           FROM         TO
                                         --------    --------
Mr. Lester.............................  $679,000    $750,000
Mr. Friedman...........................  $470,000    $520,000
Mr. Connolly...........................  $313,500    $400,000

     The second component of the Company's executive compensation program is the Profit Incentive Plan, which rewards participants for extraordinary results based on the annual performance of the Company. Based on the Company's performance in fiscal year 1999, bonus awards were granted to the Named Executive Officers as follows:

Mr. Connolly......................................  $ 75,000

     The third component of the Company's executive compensation program is stock ownership. The link to shareholder value is an integral part of the Company's executive compensation program. The stock options granted to the Named Executive Officers reflect competitive practices of Comparable Companies and their assessment of the individual contributions. In 1999 the following stock option awards were granted:

Mr. Lester...................................  100,000 options
Mr. Friedman.................................   40,000 options
Mr. Connolly.................................   40,000 options

     The Omnibus Budget and Reconciliation Act of 1993 amended Section 162(m) of the Internal Revenue Code and could, depending on future compensation levels, result in limits on the Company's ability to deduct compensation in excess of $1,000,000 paid to certain executive officers. Exceptions to this deductibility limit may be made for various forms of performance-based compensation. Based on 1999 compensation levels, no such limits on the deductibility of compensation applied for any officer of the Company. The Company has not adopted a policy specifically prohibiting compensation at a level that would limit deductions. While the Compensation Committee cannot predict how the deductibility limit may impact the Company's compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation which strongly links pay to performance. The approach should preserve the deductibility of the Company's executive compensation while maintaining highly motivational compensation programs which support the Company business objectives and strategies and reinforce the creation of shareholder value.

                                          Respectfully submitted,

                                          James A. McMahan
                                          Janet Emerson
                                          Adrian Bellamy
                                          Members of the Compensation Committee

PERFORMANCE GRAPH

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS OF THE COMPANY,
          CRSP* INDEX FOR THE NYSE STOCK MARKET (U.S. COMPANIES), AND
                   CRSP INDEX FOR NASDAQ RETAIL TRADE STOCKS

                                                     WILLIAMS-SONOMA            NYSE STOCK MARKET          NASDAQ RETAIL TRADE
                                                     ---------------            -----------------          -------------------
1/29/95                                                  100.00                      100.00                      100.00
1/28/96                                                   65.10                      133.70                      110.00
2/2/97                                                   132.80                      168.50                      137.80
2/1/98                                                   178.70                      213.30                      160.80
1/31/99                                                  291.30                      258.50                      196.60
1/30/00                                                  264.60                      263.90                      161.10

NOTES:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100.00 on 1/29/95.

 * Center for Research in Security Prices, The University of Chicago, Graduate School of Business.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Two of the Company's distribution facilities are leased from two partnerships whose partners include a director and an executive officer/director, both of whom are significant shareholders of the Company.

     The Company has an agreement to lease a distribution facility which expires in June, 2004. The lessor is a partnership comprised of W. Howard Lester, chairman of the Board, chief executive officer and significant shareholder of the Company and James A. McMahan, a director and significant shareholder of the Company. The partnership financed the construction through the sale of $6,300,000 principal amount of industrial development bonds due June 2008. The partnership financed the construction of additional space through the sale of $2,900,000 principal amount of industrial development bonds due 2010. The Company's lease with the partnership was amended to include additional rent plus interest on the new bonds for the same lease term as the original lease. Rental payments consist of the basic annual rent of $618,000, plus interest on the bonds (a floating rate equal to 55% of the prime rate of a designated bank), applicable taxes, insurance and maintenance expenses.

     The Company has an agreement to lease another distribution facility. The lessor is a partnership that includes Messrs. Lester and McMahan. The lease has an initial, non-cancelable term of 15 years ending in July 2006, with three optional five year renewals. Rentals (including interest on the bonds, sinking fund payments and fees) for the primary term are payable at an average rate of $2,700,000 per year plus applicable taxes, insurance and maintenance expenses. The partnership financed the construction of the distribution facility through the sale of $10,550,000, 10.36% principal amount of industrial development bonds due August 2015. The lessor financed the construction of an expansion through the sale of $9,825,000, 9.01% principal amount of industrial development bonds due in August 2015.

     After the option periods, the Company is obligated to renew each lease annually so long as the bonds which financed the specific projects remain outstanding.

                                   PROPOSAL 2

                       AMENDMENT OF THE COMPANY'S BYLAWS

     The Company's Restated Bylaws currently provide that the authorized number of members of the Company's Board of Directors shall be not less than six and no more than eleven members. The exact number of directors is currently set at eleven members. Under the Restated Bylaws, either the Board of Directors or the shareholders of the Company may change the authorized number of directors within these limits, except that no such amendment that reduces the authorized number of directors shall have the effect of removing any director then currently serving on the Board of Directors until such director's term of office expires. The approval of the shareholders of the Company is required to change the variable range of the authorized number of directors or to set a fixed number of directors without provision for variation.

     The Board of Directors believes that it is in the best interests of the Company and its shareholders to increase the range of the authorized number directors to a range that is not less than seven and no more than thirteen directors. Such an amendment would allow the Company's Board of Directors to further change the number of authorized directors within the limits set forth above in order to be able to appoint newly qualified candidates as they become available during the year without the additional cost and delay of a special shareholders' meeting. Such amendment of the Restated Bylaws would not have an effect on any of the current members of the Company's Board of Directors or on the currently authorized number of directors. The amendment of the Company's Restated Bylaws is necessary to give the Board of Directors additional flexibility to attract and add new members to the Board of Directors who are critical to the immediate and long-term success of the Company.

     At the Annual Meeting, the shareholders are being asked to approve the amendment and restatement of the first sentence of Section 1.2 of the Company's current Restated Bylaws, to provide that the authorized number of the Company's Board of Directors shall be not less than seven and no more than thirteen members, as follows:

        "Section 1.2 Number of Directors.

        The affairs of the corporation shall be managed by a Board of Directors consisting of not less than seven (7) nor more than thirteen (13) directors."

     All other provisions of the Company's current Restated Bylaws, including the remaining provisions of Section 1.2, would remain unchanged by this proposed amendment.

VOTE REQUIRED

     The amendment of the Company's Restated Bylaws to provide that the authorized number of members of the Company's Board of Directors shall be not less than seven and no more than thirteen members requires the affirmative vote of the holders of a majority of the Company's outstanding shares entitled to vote.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED BYLAWS.

                                   PROPOSAL 3

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     As recommended by its Audit Committee, the Board of Directors has selected Deloitte & Touche LLP as independent accountants for the fiscal year ending January 28, 2001, subject to ratification by the shareholders.

     Deloitte & Touche LLP has audited the Company's financial statements for the last twenty years. It is expected that their representative will be present at the meeting and will have the opportunity to make a statement if he or she desires to do so. The representative will be available to respond to appropriate questions.

     In the event that the selection of Deloitte & Touche as independent accountants for the fiscal year ending January 28, 2001, is not ratified by the shareholders, the Board of Directors will select other independent accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THIS REAPPOINTMENT.

                                 OTHER MATTERS

     The Company knows of no other matters to be acted upon at the meeting other than those referred to in the accompanying notice of the meeting. However, if any other matter should properly come before the meeting, holders of the proxies solicited hereby will vote thereon in their discretion.

                           PROPOSALS OF SHAREHOLDERS

     Proposals intended to be presented by shareholders at the 2001 Annual Meeting of Shareholders and included in the Company's proxy statement for such meeting must be received by the Secretary of the Company at 3250 Van Ness Avenue, San Francisco, California 94109, on or before December 15, 2000.

                      AVAILABILITY OF REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE UPON WRITTEN REQUEST AND WITHOUT CHARGE TO ANY SHAREHOLDER BY WRITING TO:

Secretary
Williams-Sonoma, Inc.
3250 Van Ness Avenue
San Francisco, California 94109

                                          By Order of the Board of Directors

                                          Nancy J. Himmelfarb, Secretary

San Francisco, California
April 21, 2000

                                      PROXY

                              WILLIAMS-SONOMA, INC.


          This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Williams-Sonoma, Inc. (the "Company") hereby appoints W. Howard Lester and Patrick J. Connolly, and each of them, with full power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all shares of Common Stock of the Company held of record by the undersigned on April 4, 2000, at the 2000 Annual Meeting of Shareholders of the Company, to be held on Wednesday, May 31, 2000 at 11:00 a.m. (Pacific Daylight Time) at 3250 Van Ness Avenue, San Francisco, California 94109, and any adjournments or postponements thereof.

The Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted for the election of the named directors, FOR proposal 2, FOR proposal 3, and in the manner described in item 4 of this Proxy.

                    (Please date and sign on reverse side.)


                                                                     SEE REVERSE
                                                                        SIDE


--------------------------------------------------------------------------------
                           X FOLD AND DETACH HERE  X

                                   Please mark
                                   your votes as       [X]
                                   indicated in
                                   this example.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

1. ELECTION OF DIRECTORS      FOR the election as               WITHHOLD
                              directors of all nomi-            AUTHORITY
                              nees listed (except as          to vote for all
                              marked to the contrary).        nominees listed.

                                       [ ]                          [ ]


(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below):

Charles E. Williams      Patrick J. Connolly       James M. Berry
W. Howard Lester         Gary G. Friedman          John E. Martin
James A. McMahan         Adrian D.P. Bellamy       Michael R. Lynch
Nathan Bessin            Edward A. Mueller


                                                 FOR     AGAINST     ABSTAIN
2.  Proposal to amend the Company's
    Bylaws to increase the authorized
    number of members of the Company's           [ ]       [ ]         [ ]
    Board of Directors from not less
    than six and no more than eleven to
    not less than seven and no more than
    thirteen.


                                                 FOR     AGAINST     ABSTAIN
3.  Proposal to ratify the selection of
    Deloitte & Touche LLP as independent
    accountants for the 2000 fiscal              [ ]       [ ]         [ ]
    year.


4.  In their discretion, the
    Proxyholders are authorized to vote
    upon such other business as may
    properly come before this meeting,
    or any adjournments or postponements
    thereof.

                                        NOTE: When stock has been issued in the
                                        name of two or more persons, all should
                                        sign. When signing as attorney,
                                        administrator, trustee or guardian, give full title as such. A corporation should have the name signed by its president or other authorized officer, with the office held designated. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of
                                        Shareholders, the Proxy Statement and
                                        the Annual Report for the 1999 Fiscal
                                        Year furnished herewith.

                                        ________________________________________
                                                  Please Print Name(s)



Signature(s)____________________________________________________________________
Date__________________, 2000 Please sign exactly as your name or names appear on this proxy and return it promptly in the enclosed envelope.





--------------------------------------------------------------------------------

                           X FOLD AND DETACH HERE X